UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 28, 2011, D. Dwight Scott retired from the Board of Directors of SandRidge Energy, Inc. (the “Company”). Mr. Scott’s decision is not the result of any disagreement between him and Company management.

(d) On February 28, 2011, the Company’s Board of Directors appointed Jim J. Brewer to fill the vacancy in Class I of the Board of Directors created by Mr. Scott’s retirement from the Board. Mr. Brewer’s initial term will end at the annual meeting of stockholders to be held in 2013. Mr. Brewer will serve on the Audit Committee of the Board of Directors. Mr. Brewer was not elected pursuant to any arrangements or understandings between Mr. Brewer and the Company or any other person.

Item 8.01. Other Events

On March 1, 2011, the Company issued a press release announcing the retirement of D. Dwight Scott from, and the appointment of Jim J. Brewer to, the Board of Directors of the Company. The press release is attached as exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: March 3, 2011	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

99.1	Press Release issued March 1, 2011 announcing the retirement of D. Dwight Scott from, and the appointment of Jim J. Brewer to, the Board of Directors of the Company